Exhibit 99.3

March 21, 2016

Dear Nexeo Supplier:

We are excited to share the news that Nexeo Solutions will become a publicly traded company listed on The NASDAQ Capital Market following the closing of a merger with WL Ross Holding Corp.

The structure of this deal provides Nexeo Solutions an opportunity to become a publicly traded company without going through the time-consuming process of a traditional initial public offering.  This allows our company to focus on running our business and positioning Nexeo Solutions for long-term growth.

We expect continuity of our vision, brand and the employees that work hard each day to represent your products in the market.  The deal provides Nexeo Solutions access to multiple sources of capital to fuel growth. The transaction is expected to meaningfully reduce the company’s debt levels and make Nexeo Solutions a better financial partner for you.

This deal is expected to close this summer and is subject to customary closing conditions, shareholder approvals, and regulatory approvals.  If you have any questions, please do not hesitate to contact your Nexeo Solutions representative.

Press Release >

Sincerely,

Dan Matheny

Vice President Industrial Chemicals

Nexeo Solutions

FORWARD LOOKING STATEMENTS

Certain statements made herein, including, for example, the expected date of closing of the merger and the potential benefits of the merger, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1965, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that have been, or will be, instituted against Nexeo Solutions Holdings, LLC (the “Company”) related to the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; the failure to obtain the necessary financing arrangements set forth in the debt commitment letters delivered pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the impact of the substantial indebtedness to be incurred to finance the consummation of the merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the Securities and Exchange Commission (the “SEC”).

Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Our SEC filings are available publicly on the SEC’s website at www.sec.gov. We disclaim any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the proposed merger, WL Ross Holding Corp. (“WL Ross”) will file a proxy statement with the SEC. Additionally, WL Ross will file other relevant materials with the SEC in connection with the proposed acquisition of the Company pursuant to the terms of an Agreement and Plan of Merger by and among WL Ross, the Company, TPG Accolade Delaware, L.P., Neon Acquisition Company LLC, Neon Holding Company, LLC and Nexeo Holdco, LLC. The materials to be filed by WL Ross with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders of WL Ross are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

WL Ross, the Company, and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies for WL Ross stockholders, in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of WL Ross executive officers and directors in the solicitation by reading WL Ross’ annual report on Form 10-K for the fiscal year ended December 31, 2015, proxy statement for its 2015 annual meeting of stockholders and the proxy statements and other relevant materials filed with the SEC in connection with the merger, when they become available. More detailed information regarding the names, affiliations and interests of certain of the Company’s directors and officers is contained in the Company’s annual report on Form 10-K, which was filed with the SEC on December 7, 2015. Information concerning the interests of WL Ross’ and the Company’s participants in the solicitation, which may, in some cases, be different than those of WL Ross’ and the Company’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.